Exhibit 5.1


                                           ______________, 1997


The LTV Corporation
200 Public Square
Cleveland, Ohio 44114

Ladies and Gentlemen::

               We have acted as special counsel to The LTV Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed exchange of up to $300,000,000 aggregate principal amount of 8.20% Senior Exchange Notes Due 2007 of the Company (the "New Notes") for a like principal amount of the Company's issued and outstanding 8.20% Senior Notes Due 2007 (the "Old Notes"). Capitalized terms used herein have the meanings set forth in the Registration Statement, unless otherwise defined herein.

               We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In all such examinations, we have relied upon the genuineness of all signatures, the authenticity of all original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. We also have assumed, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to various questions of fact relevant to such opinions, we have relied upon, and have assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company and others.

               Based upon the foregoing and subject to the other limitations, qualifications and assumptions set forth herein, we are of the opinion that, when the Registration Statement has become effective under the Securities Act, the New Notes have been duly authorized and executed by the Company and duly authenticated by the Trustee in accordance with the terms of the Indenture and delivered in exchange for the Old Notes in accordance with the terms of the Indenture, the New Notes will constitute valid and binding obligations of the Company, enforceable in accordance with their terms and entitled to the benefits of the Indenture, subject to
(i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws now or hereafter in effect affecting creditors' rights generally, and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness) whether considered in a proceeding in equity or at law.

               We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

               We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus that is included in the Registration Statement. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act.

               The opinions expressed herein are solely for your benefit and may not be relied upon for any purpose except as specifically provided for herein, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                           Very truly yours,

                                           DAVIS POLK & WARDWELL